                                                                     Exhibit 4.4
                                                               EXECUTION VERSION

                         SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement") is dated as of December 11, 2001 among Mercator Software, Inc., a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers").

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act"), the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  Definitions.  In addition to the terms defined elsewhere in this
          -----------
Agreement, the following terms have the meanings indicated:

          "Actual Minimum" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time.

          "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

          "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

          "Closing Date" means the date of the Closing.

          "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority-in-interest of the Purchasers.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock of the Company, par value $0.01 per share.

          "Company Counsel" means Jenkens & Gilchrist Parker Chapin LLP, counsel to the Company.

          "Effective Date" means the date that the Registration Statement is declared effective by the Commission.

          "Eligible Market" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Filing Date" means the 30th day following the Closing Date.

          "Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation of legal action and reasonable attorneys' fees.

          "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Purchaser Counsel" means Proskauer Rose LLP, counsel to the Purchasers, or any other counsel selected by a Purchaser hereunder.

          "Registrable Securities" means any Common Stock (including Underlying Shares) issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

          "Registration Statement" means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Required Effectiveness Date" means the 90th day following the Closing Date.

          "Rule 144," "Rule 415," "Rule 424" and "Rule 461" means Rule 144, Rule 415, Rule 424 and Rule 461, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities" means the Shares, the Warrants and the Underlying Shares.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shares" means an aggregate of 2,228,412 shares of Common Stock, which are being purchased by the Purchasers pursuant to this Agreement and any additional shares of Common Stock that are issued pursuant to Section 4.9 below.

          "Significant Subsidiary" means any subsidiary of the Company that is required to be listed in Part A of Schedule 3.1(a) of the Disclosure Schedule.

          "Subsidiary" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a) of the Disclosure Schedule.

          "Trading Day" means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted on any national securities exchange, market or trading or quotation facility, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

          "Trading Market" means the Nasdaq National Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

          "Trading Market Maximum" means the number of shares of Common Stock, the issuance of which would require stockholder approval pursuant to rules or regulations of the Trading Market.

          "Transaction Documents" means this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

          "Underlying Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

          "Warrant" means a Common Stock purchase warrant, in the form of Exhibit A.

                                  ARTICLE II
                               PURCHASE AND SALE

     2.1  Closing.  Subject to the terms and conditions set forth in this
          -------
Agreement, at the Closing the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the Shares and the Warrants for an aggregate purchase price of $15,999,998.16. The Closing shall take place at the offices of Purchaser Counsel immediately following the execution hereof, or at such other location or time as the parties may agree.

     2.2  Closing Deliveries.
          ------------------

          (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

               (i) one or more stock certificates evidencing the number of Shares indicated below such Purchaser's name on the signature page of this Agreement, registered in the name of such Purchaser;

               (ii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock indicated below such Purchaser's name on the signature page of this Agreement, on the terms set forth therein;

               (iii) a legal opinion of each of Company Counsel and General Counsel of the Company, in the form of Exhibit B-1 and Exhibit B-2, respectively, executed by each such counsel and delivered to the Purchasers.

          (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the purchase price indicated below such Purchaser's name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
makes the following representations and warranties to each of the Purchasers, as of the date of this Agreement, that except as set forth in the disclosure schedule of even date hereof delivered to the

Purchasers by the Company (the "Disclosure Schedule"), which exceptions shall be
                                --------------------
deemed to be a part of and to qualify the representations and warranties to which they refer as if made hereunder:

          (a)  Subsidiaries.  The Company has no direct or indirect subsidiaries
               ------------
other than those listed in Schedule 3.1(a) of the Disclosure Schedule. Not more than five percent (5%) of the aggregate business, revenue, income, assets or liabilities of the Company and its Subsidiaries is, or during the preceding 12 months has been, conducted through or earned, realized or held by any of the Subsidiaries listed in Part B of Schedule 3.1(a) of the Disclosure Schedule. Not more than twenty percent (20%) of the aggregate business, revenue, income, assets or liabilities of the Company and its Subsidiaries is, or during the preceding 12 months has been, conducted through or earned, realized or held by all the Subsidiaries (in the aggregate) listed in Part B of Schedule 3.1(a) of the Disclosure Schedule. All other Subsidiaries are listed on Part A of Schedule 3.1(a) of the Disclosure Schedule. Except as disclosed in Schedule 3.1(a) of the Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

          (b)  Organization and Qualification.  Each of the Company and the
               ------------------------------
Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

          (c)  Authorization; Enforcement.  The Company has the requisite
               --------------------------
corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (d)  No Conflicts.  The execution, delivery and performance of the
               ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

          (e)  Issuance of the Securities.  The Securities (including the
               --------------------------
Underlying Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and upon exercise of the Warrants.

          (f)  Capitalization.  The number of shares and type of all authorized,
               --------------
issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible or exchangeable for shares of capital Schedule. All outstanding shares of capital stock are duly authorized, stock of the Company) is set forth in Schedule 3.1(f) of the Disclosure validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f) of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in Schedule 3.1(f) of the Disclosure Schedule, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities (including the Underlying Shares) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(f) of the Disclosure Schedule, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of

5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

          (g)  SEC Reports; Financial Statements.  The Company has filed all
               ---------------------------------
reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, except as disclosed on Schedule 3.1(g) of the Disclosure Schedule, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

          (h)  Material Changes.  Since the date of the latest audited financial
               ----------------
statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as described in Schedule 3.1(h) of the Disclosure Schedule,
(i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than
(A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

          (i)  Absence of Litigation.  There is no action, suit, claim,
               ---------------------
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Schedule 3.1(i) of the Disclosure Schedule contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.

          (j)  Compliance.  Neither the Company nor any Subsidiary (i) is in
               ----------
default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

          (k)  Title to Assets.  Except as disclosed in Schedule 3.1(k) of the
               ---------------
Disclosure Schedule,the Company and the Subsidiaries own no real property and have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Significant Subsidiaries are in compliance.

          (l)  Certain Fees.  Except for the fees described in Schedule 3.1(l)
               ------------
of the Disclosure Schedule, all of which are payable to registered broker-dealers, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

          (m)  Private Placement.  Neither the Company nor any Person acting on
               -----------------
the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not, and is not an

Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

          (n)  Form S-3 Eligibility.  The Company is eligible to register its
               --------------------
Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

          (o)  Listing and Maintenance Requirements.  The Company has not, in
               ------------------------------------
the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          (p)  Registration Rights.  Except as described in Schedule 3.1(p) of
               -------------------
the Disclosure Schedule, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

          (q)  Application of Takeover Protections.  Except as disclosed on
               -----------------------------------
Schedule 3.1(q) of the Disclosure Schedule, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

          (r)  Disclosure.  The Company confirms that neither it nor any other
               ----------
Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules in the Disclosure Schedule to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

          (s)  Acknowledgment Regarding Purchasers' Purchase of Securities.  The
               -----------------------------------------------------------
Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

          (t)  Internal Accounting Controls.  The Company and each of its
               ----------------------------
Subsidiaries maintains a system of internal accounting controls sufficient, in the reasonable judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.2  Representations and Warranties of the Purchasers.  Each Purchaser
          ------------------------------------------------
hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

          (a)  Organization; Authority.  Such Purchaser is an entity duly
               -----------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          (b)  Investment Intent.  Such Purchaser is acquiring the Securities as
               -----------------
principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

          (c)  Purchaser Status.  At the time such Purchaser was offered the
               ----------------
Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (d)  Experience of such Purchaser.  Such Purchaser, either alone or
               ----------------------------
together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

          (e)  Access to Information.  Such Purchaser acknowledges that it has
               ---------------------
reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties and management sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (f)  General Solicitation.  Such Purchaser is not purchasing the
               --------------------
Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (g)  Broker-Dealer.  Such Purchaser is not a registered broker-dealer
               -------------
under the rules and regulations of the NASD.

                                  ARTICLE IV
                        OTHER AGREEMENTS OF THE PARTIES

     4.1  Transfer Restrictions.
          ---------------------

          (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing
     --------------
Securities:

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) following any sale of such Securities pursuant to Rule 144 or pursuant to an effective Registration Statement, or (ii) if such Securities are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). At such time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as any Purchaser owns Securities, in the event that the Company has effected an exchange, recapitalization or other similar transaction the Company will use its commercially reasonable best efforts to not require or reward physical delivery of certificates evidencing the Common Stock in connection with such exchange, recapitalization or other similar transaction.

          (c) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

     4.2  Furnishing of Information.  As long as any Purchaser owns Securities,
          -------------------------
Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144.

     4.3  Integration.  The Company shall not, and shall use its best efforts
          -----------
to that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

     4.4  Reservation of Common Stock.  The Company shall maintain a reserve
          ---------------------------
from duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

     4.5  Subsequent Placements.
          ---------------------

          (a) From the date hereof until 90 Trading Days after the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable for Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

          (b) The Company will not, directly or indirectly, effect any Subsequent Placement from the ninetieth (90/th/) Trading Day after the Effective Date until the first anniversary of the Effective Date, unless the Company shall have first complied with this Section 4.5(b).

               (i) The Company shall deliver to each Purchaser a written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered ("the Offered Securities") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchaser (A) a pro rata portion of the lesser of (1) fifty percent (50%) of the Offered Securities and (2) $10,000,000 of Offered Securities, based on such Purchaser's pro rata portion of the aggregate purchase price paid by the Purchasers for all of the Securities purchased hereunder (the "Basic Amount"), and (B) with respect to each Purchaser, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

               (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the ten (10) Trading Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubcription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription
                            --------  -------
     Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

               (iii) The Company shall have five (5) days from the expiration of the period set forth in Section 4.5(b)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities"), but only to the offerees described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

               (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.5(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the

     Offered Securities that the Purchaser elected to purchase pursuant to
     Section 4.5(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.5(b)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.5(b)(i) above.

               (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.5(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

               (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.5(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

          (c)  The 90 Trading Day period set forth in the preceding paragraphs
(a) and (b) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or
(ii) the Registration Statement is not effective after the Effective Date or
(iii) the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of Registrable Securities thereunder.

          (d) The restrictions contained in paragraphs (a) and (b) of this Section shall not apply to the issuance of Excluded Stock (as defined in Section
4.9 below).

     4.6  Securities Laws Disclosure; Publicity.  The Company shall, on the
          -------------------------------------
Closing Date, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. The Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other (which consent shall not be unreasonably withheld), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. Neither the Company nor any Person acting on its behalf will provide any Purchaser with material, nonpublic information about the Company unless such Purchaser consents to receive such information in writing in advance.

     4.7  Use of Proceeds.  The Company shall use the net proceeds from the sale
          ---------------
the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and payments under capital leases and accrued expenses in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

     4.8  Reimbursement.  If any Purchaser or any of its Affiliates or any
          -------------
director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a "Related Person") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result from such Purchaser's or Related Person's gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

     4.9  Additional Issuance of Shares.
          -----------------------------

          (a) For purposes of this Section 4.9 and Section 4.5(d), as applicable, the following definitions shall apply:

               (i) "Common Stock Equivalents" shall mean, collectively, shares of Common Stock and Convertible Securities.

               (ii) "Convertible Securities" shall mean any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

               (iii) "Eligible Shares" shall mean, for each Purchaser, at the time of an issuance of additional shares of Common Stock or Convertible Securities, the sum of (x) the lesser of (A) the number of shares of Common Stock then held by such Purchaser and its Affiliates (other than shares of Common Stock (i) acquired by such Purchaser upon exercise of a Warrant or
     (ii) issued to such Purchaser pursuant to this Section 4.9 or (iii) purchased by such Purchaser on the open market (other than purchases which can be matched against any sale occurring within three Trading Days thereof)) and (B) the number of shares of Common Stock purchased by such Purchaser hereunder and (y) the number of shares of Common Stock acquired by such Purchaser upon exercise of a Warrant or issued to such Purchaser pursuant to this Section 4.9.

               (iv) "Excluded Stock" shall mean any shares of Common Stock issued or issuable (A) upon exercise, conversion or exchange of any Common Stock Equivalents described in Schedule 3.1(f) of the Disclosure Schedule (provided that such exercise of conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule); (B) to officers, directors or employees of, or advisers, consultants or independent contractors acting in a similar capacity to, the Company pursuant to restricted stock issuances, stock grants, stock options or similar employee stock incentives; (C) as a pro rata dividend or distribution to all holders of Common Stock; (D) in connection with the anti-dilution adjustment provisions of the Securities; (E) solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the stock or assets of any other entity; (F) in connection with strategic transactions not significantly for the purpose of raising capital; (G) pursuant to options or warrants issued in connection with equipment leases or vendor financing, up to an aggregate of 139,276 shares of Common Stock; (H) to the Purchasers on or before December 18, 2001, up to an aggregate purchase price of $4,000,000; (I) as part of a bona fide firm commitment underwritten public offering at a per share offering price equal to at least the market price (excluding any equity line); and (J) as an equitable adjustment including stock splits, subdivisions, reclassification, consolidations or other equitable distributions, in each case on terms approved by the Board of Directors of the Company.

               (v) "Reference Price" shall initially be the Purchase Price and, at any time after additional shares of Common Stock are issued to a Purchaser pursuant to this Section 4.9, shall be equal to the lowest Issuance Price (as defined below).

          (b) In the event that after the date hereof and prior to the first anniversary of the date hereof the Company issues or agrees to issue any Common Stock Equivalents, other than shares of Excluded Stock, for a consideration (net of any discounts, fees, commissions and other expenses that are not customary) to the Company per share less than the Reference Price (the "Issuance Price"), each Purchaser shall be entitled to receive such number of additional shares of Common Stock (upon payment to the Company of an amount per share equal to the par value of such additional shares of Common Stock), equal to the excess of (A) the quotient obtained by dividing the aggregate purchase price paid by such Purchaser for such Purchaser's Eligible Shares divided by the Issuance Price over (B) the number of Eligible Shares then held by such Purchaser.

          (c) For purposes of any issuances of additional shares of Common Stock to a Purchaser under Section 4.9(b) above, the following provisions shall be applicable:

               (i) In connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, and (y) the price per share applicable to such Common Stock Equivalents shall be deemed to equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number.

               (ii) In the case of the issuance of Common Stock Equivalents for cash, the amount of the consideration received by the Company shall be deemed to be the aggregate amount of cash received by the Company for such Common Stock Equivalents.

               (iii) In the case of the issuance of Common Stock Equivalents for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment.

          (d)  Notwithstanding anything to the contrary contained in this
Section 4.9, the number of shares of Common Stock that shall be issued to a Purchaser pursuant hereto shall be limited to the extent necessary to insure that, following such issuance, the total number of shares of Common Stock then beneficially owned by such Purchaser and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Purchaser's for purposes of Sections 13(d) and 16 of the Exchange Act, does not exceed 9.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon exercise of all Warrants and other Convertible Securities held by such Purchaser and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be so aggregated). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall, instead of issuing shares of Common Stock in excess of the limitation referred to in this Section 4.9(d), pay to such Purchaser an amount in cash equal to the fair market value of the number of shares of Common Stock in excess of such limitation; provided, however, that the Purchaser may, at its option, elect to
            --------  -------
waive the requirement to deliver such cash and the Company's obligation to issue shares in excess of the foregoing limitation shall be suspended until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. Additionally, by written notice to the Company, the Purchaser may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Purchaser and not to any other Purchaser.

          (e) All shares to be issued pursuant to this Section 4.9, upon issuance, shall be validly issued, fully-paid and non-assessable and free of any Liens or preemptive or similar rights. Upon the issuance of any shares of Common Stock pursuant to this Section 4.9, such shares shall be "Shares" and "Registrable Securities" for all purposes hereunder; provided, however, that if
                                                     --------  -------
such shares of Common Stock are issued after the Effective Date, such additional shares shall be afforded piggyback registration rights (in lieu of the immediate need to file a registration statement on Form S-3) unless and until the aggregate number of shares issued pursuant to this Section 4.9 equals or exceeds 250,000 shares (as adjusted for stock splits, stock combinations and similar events). Without limiting the generality of the foregoing, the Purchasers shall have all of the rights provided in Article VI below with respect to such additional Shares, mutatis mutandis.
                   ------ ---------

     4.10 Trading Market Limitations.
          --------------------------

          (a) Notwithstanding any provisions of Section 4.9 to the contrary, if the Trading Market is the Nasdaq National Market or the Nasdaq SmallCap Market or any other market or exchange with similar applicable rules, then the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 6,123,402 shares (the "Issuable Maximum"), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market. If at the time any Purchaser requests an exercise of any Securities or additional shares of Common Stock become issuable pursuant to Section 4.9 hereof, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Purchaser requesting such exercise or entitled to such additional shares a number of shares of Common Stock not exceeding such Purchaser's pro-rata portion of the Issuable Maximum (based on such Purchaser's share (vis-a-vis other Purchasers) of the aggregate purchase price paid hereunder and taking into account any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute "Excess Shares" pursuant to Section 4.10(b) below.

          (b) In the event that any Purchaser's receipt of shares of Common Stock upon exercise of Securities or pursuant to Section 4.9 is restricted based on the Issuable Maximum, the Company shall either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is reasonably possible, but in any event not later than the 60th day after the event giving rise to such Excess Shares, or (ii) within five Trading Days after such event, pay cash to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the number of Excess Shares multiplied by the average Closing Price over the five Trading Days immediately prior to the date of such event or, if greater, the five Trading Days immediately prior to the date of payment (the "Cash Amount"). If the Company elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such event, then within three Trading Days after such 60th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as penalty.

     4.11 Certain Trading Limitations.  Each Purchaser agrees that prior to the
          ---------------------------
earlier to occur of (x) 90 days from the Closing Date and (y) the Effective Date, it will not enter into any Short Sales. For purposes of this Section 4.11, a "Short Sale" by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and Underlying Shares that would be issuable upon exercise in full of all Securities then held by such Purchaser (assuming that such Securities were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

                                   ARTICLE V
                                  CONDITIONS

     5.1  Conditions Precedent to the Obligations of the Purchasers.  The
          ---------------------------------------------------------
obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

          (b)  Performance.  The Company and each other Purchaser shall have
               -----------
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

     5.2  Conditions Precedent to the Obligations of the Company.  The
          ------------------------------------------------------
obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

          (b)  Performance.  The Purchasers shall have performed, satisfied and
               -----------
complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

                                  ARTICLE VI
                              REGISTRATION RIGHTS

     6.1  Shelf Registration
          ------------------

          (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith as the Purchasers may consent) and shall contain (except if otherwise directed by the Purchasers) the "Plan of Distribution" attached hereto as Exhibit C.

          (b) The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) the fifth anniversary of the Effective Date, or (ii) all Registrable Securities are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act, or (iii) such earlier date when all Registrable Securities covered by such Registration Statement have been sold (the "Effectiveness Period").

          (c) The Company shall notify each Purchaser in writing promptly (and in any event within one business day) after receiving notification from the Commission that the Registration Statement has been declared effective.

          (d) Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Purchasers (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1.0%, upon the occurrence of the Event, and 2.0%, upon each monthly anniversary thereafter, of the aggregate purchase price paid by such Purchaser hereunder (adjusted to reflect the number of shares of Common Stock then held by such Purchaser and its Affiliated transferees). The liquidated damages payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. For such purposes, each of the following shall constitute an "Event":

               (i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;

               (ii) after the Effective Date, a Purchaser is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for five or more Trading Days (whether or not consecutive) as a result of any action of or failure to act by the Company which is not curable by the Company;

               (iii) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) as a result of any action of or failure to act by the Company which is not curable by the Company;

               (iv) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within three Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Purchasers pursuant to the Transaction Documents are otherwise suspended for any reason; or

               (v) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or to satisfy its obligations under Section 4.9 above or, at any time following the Effective Date, any Shares or Underlying Shares are not listed on an Eligible Market.

     6.2  Registration Procedures. In connection with the Company's registration
          -----------------------
obligations hereunder, the Company shall:

          (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Purchasers and Purchaser Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible, and in any event within ten Trading Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence relating to the Purchasers and the transactions contemplated hereunder from and to the Commission relating to the Registration Statement.

               (c) Notify the Purchasers of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (iv) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (v) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

               (e) Furnish to each Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

               (f) Promptly deliver to each Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

               (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

               (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

               (i) Upon the occurrence of any event described in Section 6.2(c)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (j) Comply with all applicable rules and regulations of the Commission.

          6.3  Registration Expenses. The Company shall pay (or reimburse the
               ---------------------
Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation,
(a) all registration and filing fees and expenses, including, without limitation, those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and Purchaser Counsel for the Purchasers, not to exceed $10,000 in the aggregate and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

          6.4  Indemnification
               ---------------

               (a)  Indemnification by the Company. The Company shall,
                    ------------------------------
notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(iv)-(vi), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

               (b)  Indemnification by Purchasers. Each Purchaser shall,
                    -----------------------------
severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(iv)-(vi), the use by such Purchaser of an outdated
             ----------------------
or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. In no event shall the
                                        -----------
liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c) Conduct of Indemnification Proceedings. If any Proceeding
                   --------------------------------------
shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

               An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or
(iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

               All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

               (d) Contribution. If a claim for indemnification under Section
                   ------------                                       -------
6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy
------    ---
or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys' or other reasonable fees or
   -------------
expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata
                              -------------
allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6.5  Dispositions. Each Purchaser agrees that it will comply with the
          ------------
prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections
                                                                --------
6.2(c)(iv), (v) or (vi), such Purchaser will discontinue disposition of such
---------    -      --
Registrable Securities under the Registration Statement until such Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(i), or until it is advised in writing (the
                          -------------
"Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

     6.6  No Piggyback on Registrations.  Except as and to the extent specified
          -----------------------------
in Schedule 3.1(p) of the Disclosure Schedule, neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

     6.7  Piggy-Back Registrations. If at any time during the Effectiveness
          ------------------------
Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered, subject to customary underwriter cutbacks on terms no less favorable to the Purchasers than to any other holder of the Company's securities.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1  Termination. This Agreement may be terminated by the Company or any
          -----------
Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third business day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

     7.2  Fees and Expenses. At the Closing, the Company shall pay to Pine Ridge
          -----------------
Financial Inc. an aggregate of $35,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. In lieu of the foregoing payment, Pine Ridge Financial Inc. may retain such amount at the Closing or require the Company to pay such amount directly to Purchaser Counsel. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

     7.3  Entire Agreement. The Transaction Documents, together with the
          ----------------
Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof (including, without limitation, any right to purchase Common Stock or other securities of the Company) and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

     7.4  Notices. Any and all notices or other communications or deliveries
          -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     7.5  Amendments; Waivers. No provision of this Agreement may be waived or
          -------------------
amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Article VI and
                                                                  ----------
that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.

     7.6  Construction. The headings herein are for convenience only, do not
          ------------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     7.7  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers."

     7.8  No Third-Party Beneficiaries. This Agreement is intended for the
          ----------------------------
benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.8 and each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

     7.9  Governing Law; Venue; Waiver Of Jury Trail. The Corporate Laws Of The
          ------------------------------------------
State Of Delaware Shall Govern All Issues Concerning The Relative Rights Of The Company And Its Stockholders. All Questions Concerning The Construction, Validity, Enforcement And Interpretation Of This Agreement Shall Be Governed By And Construed And Enforced In Accordance With The Laws Of The State Of New York. Each Party Hereby Irrevocably Submits To The Exclusive Jurisdiction Of The State And Federal

Courts Sitting In The City Of New York, Borough Of Manhattan, For The Adjudication Of Any Dispute Hereunder Or In Connection Herewith Or With Any Transaction Contemplated Hereby Or Discussed Herein (Including With Respect To The Enforcement Of Any Of The Transaction Documents), And Hereby Irrevocably Waives, And Agrees Not To Assert In Any Suit, Action Or Proceeding, Any Claim That It Is Not Personally Subject To The Jurisdiction Of Any Such Court, That Such Suit, Action Or Proceeding Is Improper. Each Party Hereby Irrevocably Waives Personal Service Of Process And Consents To Process Being Served In Any Such Suit, Action Or Proceeding By Mailing A Copy Thereof Via Registered Or Certified Mail Or Overnight Delivery (With Evidence Of Delivery) To Such Party At The Address In Effect For Notices To It Under This Agreement And Agrees That Such Service Shall Constitute Good And Sufficient Service Of Process And Notice Thereof. Nothing Contained Herein Shall Be Deemed To Limit In Any Way Any Right To Serve Process In Any Manner Permitted By Law. The Company Hereby Waives All Rights To A Trial By Jury.

     7.10  Survival. The representations, warranties, agreements and covenants
           --------
contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

     7.11  Execution. This Agreement may be executed in two or more
           ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     7.12  Severability. If any provision of this Agreement is held to be
           ------------
invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     7.13  Rescission and Withdrawal Right. Notwithstanding anything to the
           -------------------------------
contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

     7.14  Replacement of Securities. If any certificate or instrument
           -------------------------
evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

     7.15  Remedies. In addition to being entitled to exercise all rights
           --------
provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     7.16  Independent Nature of Purchasers' Obligations and Rights. The
           --------------------------------------------------------
obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                            MERCATOR SOFTWARE, INC.

                            By:     __________________________
                            Name:   __________________________
                            Title:  __________________________

                            Address for Notice:

                            45 Danbury Road
                            Wilton, Connecticut 06897
                            Facsimile No.: (203) 762-9677
                            Telephone No.: (203) 761-8600
                            Attn:

     With a copy to:        Jenkens & Gilchrist Parker Chapin LLP
                            The Chrysler Building
                            405 Lexington Avenue
                            New York, New York  10174
                            Facsimile No.: (212) 704-6288
                            Telephone No.: (212) 704-6000
                            Attn: Michael Weinsier, Esq.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                    PINE RIDGE FINANCIAL INC.

                    By:    _____________________________

                    Name:  _____________________________
                    Title: _____________________________


                    Purchase Price:                          $8,499,999.92

                    Number of Shares to be acquired:         1,183,844

                    Underlying Shares subject to Warrant:    295,961

                    Address for Notice:

                    Pine Ridge Financial Inc.
                    c/o Cavallo Capital Corp.
                    660 Madison Avenue
                    New York, NY 10022
                    Facsimile No.: (212) 651-9010
                    Telephone No.:
                    Attn: Avi Vigder

 With a copy to:    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York 10036-8299
                    Facsimile No.: (212) 969-2900
                    Telephone No.: (212) 969-3000
                    Attn: Adam J. Kansler, Esq.

                    CRANSHIRE CAPITAL, L.P.

                    By:  Downsview Capital, Inc., its general partner

                    By:    __________________________

                    Name:  __________________________
                    Title: __________________________


                    Purchase Price:                          $2,999,997.86

                    Number of Shares to be acquired:         417,827

                    Underlying Shares subject to Warrant:    104,457

                    Address for Notice:

                    Cranshire Capital, L.P.
                    666 Dundee Road, Suite 1901
                    Northbrook, IL 60062
                    Facsimile No.: (847) 562-9031
                    Telephone No.: (847) 562-9030
                    Attn: Mitchell P. Kopin

                    ZLP MASTER TECHNOLOGY FUND, LTD.

                    By:    ___________________________

                    Name:  ___________________________
                    Title: ___________________________


                    Purchase Price:                          $2,999,997.86

                    Number of Shares to be acquired:         417,827

                    Underlying Shares subject to Warrant:    104,457

                    Address for Notice:

                    ZLP Master Technology Fund, Ltd.
                    C/o Zimmer Lucas Partners, LLC
                    45 Broadway, 28/th/ Floor
                    New York, NY 10006
                    Facsimile No.: (212) 440-0750
                    Telephone No.:
                    Attn: Rita Patel

                    CLEVELAND OVERSEAS LTD.

                    By:    __________________________

                    Name:  __________________________
                    Title: __________________________



                    By:    __________________________

                    Name:  __________________________
                    Title: __________________________


                    Purchase Price:                          $1,000,001.68

                    Number of Shares to be acquired:         139,276

                    Underlying Shares subject to Warrant:    34,819

                    Address for Notice:

                    Cleveland Overseas Ltd.
                    c/o Vertical Ventures, LLC
                    900 Third Avenue, 26/th/ Floor
                    New York, NY 10022
                    Facsimile No.: (646) 274-1728
                    Telephone No.: (212) 974-3070
                    Attn: Joshua Silverman

                    ST CAPITAL PARTNERS, LP

                    By: ST Advisers, LLC, its general partner

                    By:  __________________________

                    Name:  Eddie Sanchez, Jr.
                    Title: Managing Director

                    Purchase Price:                                 $500,000.84

                    Number of Shares to be acquired:                69,638

                    Underlying Shares subject to Warrant:           17,410

                    Address for Notice:

                    ST Capital Partners
                    c/o ST Advisers, LLC
                    850 Third Avenue, 8/th/ Floor
                    New York, New York 10022
                    Facsimile No.: (212) 888-3036
                    Telephone No.: (212) 331-6431
                    Attn: Eddie Sanchez

Exhibits:
--------

A       Form of Closing Warrant
B-1     Opinion of Company Counsel
B-2     Opinion of General Counsel of the Company
C       Plan of Distribution

Disclosure Schedules:
--------------------

3.1(a)  Subsidiaries
3.1(f)  Capitalization
3.1(g)  SEC Reports
3.1(h)  Material Changes
3.1(i)  Absence of Litigation
3.1(k)  Title to Assets
3.1(l)  Brokers and Finders Fees
3.1(p)  Registration Rights
3.1(q)  Takeover Protections